Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

PHI, INC. ANNOUNCES EARLY RESULTS OF TENDER OFFER AND CONSENT

SOLICITATION FOR ITS 5.25% SENIOR NOTES DUE 2019

LAFAYETTE, LOUISIANA, July 2, 2018 – PHI, Inc. (The Nasdaq Select Global Market: PHII (voting); PHIIK (non-voting)) (“PHI”) announced today the early tender results of its previously-announced cash tender offer (the “Tender Offer”) to purchase any and all of the $500 million aggregate principal amount of its outstanding 5.25% Senior Notes due 2019 (the “2019 Notes”), which commenced on June 18, 2018. In connection with the Tender Offer, PHI also commenced a related consent solicitation (the “Solicitation”) to adopt certain proposed amendments to the indenture under which the 2019 Notes were issued that would eliminate most of the restrictive covenants and certain events of default contained in the indenture (the “Indenture Amendments”).

According to information received from D.F. King & Co., Inc., PHI’s information and tender agent, as of 5:00 p.m., New York City time, on June 29, 2018 (the “Early Tender Time”), PHI had received tenders and consents from holders of 89.12% of the aggregate principal amount of its 2019 Notes. The Tender Offer and Solicitation are being made pursuant to PHI’s Offer to Purchase and Consent Solicitation Statement dated June 18, 2018 (the “Offer to Purchase”), which sets forth the applicable tender consideration and a more detailed description of the terms of the Tender Offer and Solicitation. The Tender Offer and Solicitation will expire at 12:01 a.m., New York City time, on July 17, 2018 (such date and time, as may be extended or earlier terminated, the “Expiration Time”). The previously-announced withdrawal deadline of 5:00 p.m., New York City time, on June 29, 2018 for holders to validly withdraw tenders of 2019 Notes and revoke related consents has passed. As a result, holders who have previously tendered 2019 Notes and those holders who tender 2019 Notes at or before the Expiration Time may not withdraw those 2019 Notes, subject to limited exceptions not expected to be applicable.

As a result of the receipt of consents from at least a majority of the aggregate outstanding principal amount of 2019 Notes, PHI intends, as previously disclosed in the Offer to Purchase, to execute documentation implementing the Indenture Amendments. These amendments will not become operative until PHI purchases in the Tender Offer at least a majority in principal amount of the 2019 Notes, following which they will be binding upon all holders of 2019 Notes that remain outstanding.

PHI’s obligation to accept for purchase, and to pay for, the 2019 Notes tendered pursuant to the Tender Offer is conditioned upon, among other things, the completion of one or more debt financing transactions on terms satisfactory to it, and having funds available therefrom that will allow it to purchase the 2019 Notes pursuant to the Tender Offer. Prior to the Expiration Time, PHI currently expects to obtain the requisite amount of funds through a senior secured term loan that it is presently marketing, although it can provide no assurances to this effect. PHI further expects to purchase 2019 Notes validly tendered and not withdrawn prior to the Early Tender Time promptly following satisfaction of all applicable financing and other conditions.

This announcement is for informational purposes only and shall not constitute an offer to purchase or a solicitation of an offer to sell any securities. The Tender Offer and Solicitation is being made only through, and subject to the terms and conditions set forth in, the Offer to Purchase. PHI has the right, in its sole discretion, to amend or terminate the Tender Offer at any time.

In connection with the Tender Offer and Solicitation, PHI has retained UBS Securities LLC to act as the dealer manager and solicitation agent and D.F. King & Co., Inc. to act as the information and tender agent. The complete terms and conditions of the Tender Offer and Solicitation are set forth in the Offer to Purchase, which holders are urged to read carefully. Copies of these documents may be obtained from D.F. King & Co., Inc., at (877) 297-1738 (US toll-free) or from UBS Securities LLC at (888) 719-4210 (US toll-free) and (203) 719-4210 (collect).

ABOUT PHI, INC.

PHI, Inc. is one of the world’s leading helicopter services companies, operating over 240 aircraft in over 70 locations around the world. Known industry wide for the relentless pursuit of safe, reliable helicopter transportation, PHI offers services to the offshore Oil and Gas, Air Medical applications, and Technical Services applications around the world. The staff of pilots and maintenance technicians gives the company a great depth in all areas of operation and is composed of highly skilled, dedicated, hardworking and loyal employees. In addition to operations in the United States, the company has operated in 43 foreign countries and continues to operate for customers across the globe. PHI’s headquarters are in Lafayette, Louisiana USA and PHI employs approximately 2,400 personnel globally.

FORWARD-LOOKING STATEMENTS

All statements other than statements of historical fact contained in this press release are “forward-looking” statements, as defined by (and subject to the “safe harbor” protections under) the federal securities laws. When used herein, the words “anticipates,” “expects,” “believes,” “seeks,” “hopes,” “intends,” “plans,” “projects,” “will” and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements are based on a number of judgments and assumptions as of the date such statements are made about future events, many of which are beyond PHI’s control. These forward-looking statements, and the assumptions on which they are based, (i) are not guarantees of future events, (ii) are inherently speculative and (iii) are subject to significant risks and uncertainties. Actual events and results may differ materially from those anticipated, estimated, projected or implied by PHI in those statements if one or more of these risks or uncertainties materialize, or if PHI’s underlying assumptions prove incorrect. All of PHI’s forward-looking statements are qualified in their entirety by reference to PHI’s discussion of certain important factors that could cause PHI’s actual results to differ materially from those anticipated, estimated, projected or implied by us in those forward-looking statements.

Factors that could cause PHI’s results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to, PHI’s ability to timely consummate proposed debt refinancing transactions on terms that will permit PHI to reduce its short-term debt and otherwise meet its objectives; corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in the credit ratings of PHI; changes in PHI’s cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of PHI to consummate the above-described transactions on the terms described above or at all; and other risks referenced from time to time in PHI’s filings with the U.S. Securities and Exchange Commission. There can be no assurances that the above-described transactions will be consummated on the terms described above or at all.

Additional factors or risks that PHI currently deems immaterial, that are not presently known to PHI, that arise in the future or that are not specific to PHI could also cause PHI’s actual results to differ materially from its expected results. Given these uncertainties, investors are cautioned not to unduly rely upon PHI’s forward-looking statements, which speak only as of the date made. PHI undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Further, PHI may make changes to its plans at any time and without notice, based on any changes in the above-listed factors, PHI’s assumptions or otherwise.

CONTACTS

PHI, Inc.

Trudy McConnaughhay

Chief Financial Officer and Secretary

337-272-4452